EMPLOYMENT AGREEMENT

                                 By and Between

                            COVOL TECHNOLOGIES, INC.

                                       And

                                 KIRK A. BENSON

                         Effective as of April 20, 1999




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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this Agreement") is made and entered into as of May 18, 1999, and effective as of April 20, 1999 (the "Effective Date") by and between Covol Technologies, Inc., a Delaware Corporation (the "Company"), and Kirk A. Benson ("Executive"). The Company and Executive are sometimes later in this Agreement collectively referred to as the "Parties."

                  1. Employment and Position. The Company employs Executive and Executive accepts employment by the Company as Chief Executive Officer of the Company for the Period of Employment specified in Paragraph 3 ("Period of Employment").

                  2. Services to be Rendered. The Executive shall, during the Period of Employment, serve the Company in the position set forth in Paragraph 1 diligently, competently, and in conformance with the corporate policies of the Company. Executive shall provide leadership in areas of financial planning and performance, long range corporate planning, legal and regulatory compliance, operations planning and implementation, and new business planning and implementation. Executive shall be free to conduct personal business and investment activities that do not conflict or interfere with the performance of his duties under this Agreement. Executive shall have the responsibility to always act in the best interest of the Company and recognizes opportunities, ideas, and intellectual property relating to the business of the Company that are developed while an officer or employee of the Company or any of its affiliates, remain the property of Company.

                           In fulfilling his duties and responsibilities under this Agreement, Executive shall report to the Board of Directors and shareholders of the Company.

                  3. Period of Employment. Executive's employment by the Company pursuant to this Agreement shall, unless sooner terminated, begin as of the Effective Date and continue for a period of three (3) years from the Effective Date ("Period of Employment").

                  4. Base Salary. Executive shall be paid an annual base salary of an amount determined by the Board of Directors. Base salary shall be paid in semi monthly installments during the Period of Employment. Effective as of the Effective Date, Executive shall be paid a gross salary of $15,000 per month until such base salary is adjusted by the Board of Directors.

                  5. Incentive Bonus. The Board of Directors will determine any incentive bonus guidelines during the Period of Employment. Bonus plans are intended to establish linkage between Executive's compensation and the Company's performance.

                  6. Performance Criteria. Executive's performance will be measured according to achievement based on progress towards the Company's strategic business plan, financial results, compliance with law and regulation, organizational development, and other factors which provide impact to the Company.

                  7. Expense Reimbursement. The Executive shall be entitled to prompt

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         reimbursement  for  reasonable  expenses  incurred by the  Executive in performing services for the Company. Executive shall be required to provide documentation of such expenditures.

                  8. Grant of Options. The Company shall grant to the Executive, in accordance with the terms of the Stock Option Agreement attached hereto as Exhibit A, the right and option to purchase shares of the Company's Common Stock.

                           (a) Stock Options Pursuant to Stock Option Plan. The Stock Option ("Stock Option") shall be issued pursuant and subject to the provisions of the Company Executive Stock Option Plan.

                           (b) Purchase Price. The purchase price per share for the shares subject to the Stock Option will be $4.125, the closing share price on May 18, 1999.

                           (c) Number of Shares. The Stock Options will be for 250,000 shares of the Company's Common Stock (the "Optioned Shares").

                           (d) Exercise Periods. The Optioned Shares will vest and be exercisable on the beginning of each 12 month anniversary of the Effective Date on a one-third per anniversary basis for the three (3) anniversaries following the Effective Date, provided that vesting will continue so long as the Executive is still in the employ of the Company. Once vested, the Optioned Shares may be exercised in whole or in part at any time, subject to the limitations within which the exercise of the Options must occur. The Optioned Shares must be exercised in their entirety prior to April 20, 2009, also known as the expiration date.

                           (e) Vesting of Options in Event of Full and Complete Disability or Death. In the event of full disability or death of the Executive any unvested Stock Options shall vest effective as of the date of the full and complete disability or the death of Executive. In the event of Executive's full and complete disability or death, the Executive, heirs or estate of Executive, as the case may be, may exercise any unexecuted options at any time subject to the time limitations within which exercise of option must occur.

                           (f) Vesting of Options in Event of Ownership Change. In the event a third party purchases a controlling interest of the total outstanding shares of the Company, or substantially all of the assets of the Company, if Executive is not retained as an officer, all non-vested Stock Options shall vest as of the date immediately prior to such stock or asset purchase. The intent of this section is to allow the Executive to vote the shares represented by the Stock Options and at the Executive's discretion exercise any unexecuted options.

                           (g) Additional Stock Options. Executive shall also be eligible to receive additional stock options during the Period of Employment pursuant to a stock options plan as may from time to time be in effect and as approved by the Board of Directors.

                  9.  Other Benefits.   In addition  to the  benefits previously
         set forth in this Agreement, Executive shall, during the Period of Employment, be entitled to the benefits

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         described  below  or as  may be  implemented  by  the  Company,  and as concerns all such benefit programs where years of service are a factor, to the extent permitted by law, Executive shall be given credit for his
         years  of  service  with  Covol   Technologies,   Inc.   prior  to  the
         implementation of any benefit program.

                           (a) Vacation. During the Period of Employment, Executive shall be entitled to not less than six (6) weeks of paid vacation during each calendar year occurring during the Period of Employment. The vacation may be carried over from year to year. At the end of the term of this Agreement, the Employee shall be entitled to be paid for the pro rated portion of the accrued salary attributable to unused vacation.

                           (b) Sick Leave. Leave time will be granted to the Executive that is reasonable under the circumstances and that is consistent with the Company's policies and procedures, as the same may be changed, modified or terminated for all participants from time to time.

                           (c) Insurance. Participation in the group insurance program of the Company as concerns life, disability, medical and dental or other insurance currently available to other Executive's as the same may be implemented, changed, modified or terminated for all participants from time to time. Executive shall be required to pay that portion of the premiums for coverage under such insurance that is payable by other Executive's of the Company for their insurance coverage.

                           (d) Retirement Plan. The Executive shall participate in the Company's Retirement Plans in accordance with the terms and provision and applicable law as the same may be implemented, changed, amended, or terminated from time to time. Executive shall become eligible to participate in the Company's Retirement Plans at date of hire or as the effective date of the implementation of such plans, whichever is later.

                           (e) Automobile Allowance. The Company will provide the Executive a monthly automobile allowance. This allowance is to compensate the Executive for the use of his personal automobile in the amount of $550.00 per month during the Employment Period.

                           (f) Other Miscellaneous Benefits. The Company shall pay or reimburse Executive for the following miscellaneous benefits:

                           (i)  Annual  dues  for   association  membership  for
         relevant professional groups.

         (ii) Subscription and purchase of books, journals, publications which relate to job duties and responsibilities.

              10.     Term of Employment.

                           (a) Term. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of paragraph 3 of this Agreement, for the Period of

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         Employment,  thus terminating on the third anniversary of the Effective
         Date of this Agreement, upon thirty (30) days prior written notice from the Company to the Executive. If such written notice of termination is not given, then the Executive's employment under this Agreement shall continue under the terms of this Agreement, until the Executive is terminated by the Company upon thirty (30) days prior written notice.

                  (b)      During the Period of Employment .

                                    (i)     The Executive's position, authority,
         duties and responsibilities shall be commensurate in all material respects with those held, exercised and assigned at the time of the Effective Date.

                                    (ii)    The Executive's  services  shall  be
         performed at the location which is the headquarters of the Company.

          11.     Termination of Agreement.

                           (a) Termination of Employment by Employer. Anything in this Agreement to the contrary notwithstanding, the Company shall have the following rights with respect to termination of Executive's employment.

                                    (i)     At Will.  The Company  may terminate
         Executive's employment under this Agreement upon the determination of the Board of Directors.

                                    (ii)   Disability. The Company may terminate
         Executive's employment under this Agreement if Executive shall become unable to fulfill his duties under this Agreement, as measured by the Company's usual business activities, by reason of any medically determinable physical and/or mental disability.

                                    (iii)  Cause.  Executive's employment may be
         terminated for Cause. For purpose of the Agreement, "Cause" shall mean and refer to a determination made in good faith by the Company's Board of Directors that:

                                             (1)  Executive has  been  convicted
         of or has entered a plea of guilty or nolo contendere to a felony or to any other crime, which other crime is punishable by incarceration for a period of one (1) year or longer, or which is a crime involving moral turpitude;

                                             (2)  there  has   been   a   theft,
         embezzlement, or other criminal misappropriation of funds by Executive, whether from Company or any other person;

                                             (3)  Executive   has   failed    or
         refused to follow reasonable written policies or directives established by the Board of Directors of the Company, or Executive has failed to attend to material duties or obligations of Executive's office (other than any such failure resulting from Executive's incapacity due to physical or mental illness, which is a cause or manifestation of Executive's disability), which failure or refusal continues for thirty
         (30) days

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         following  delivery  of a written  demand from the  Company's  Board of
         Directors for performance to Executive identifying the manner in which Executive has failed to follow such policies or directives or to perform such duties.

                                    (iv)    Termination   pursuant    to    this
         Paragraph 10 shall be effective as of the effective date of the notice by the Board of Directors to Executive that it has made the required determination, or at such other subsequent date, if any specified in such notice.

                                    (v)     Death. If the  Employee  dies during
         the term of this Agreement, his personal representative or designated survivor shall be entitled to receive all of the salary and benefits provided hereunder for the remaining term of this Agreement.

                  (b)      Termination by Executive.

                                    (i)     With  Good Reason.  Executive  shall
         have the right to terminate his employment under this Agreement at any time for Good Reason, provided Executive has delivered written notice to the Company which briefly describes the facts underlying Executive's belief that "Good Reason" exist and the Company has failed to cure such situation within thirty (30) days after effective date of such notice. For purposes of the Agreement, "Good Reason" shall mean and consist of:

                                            (1)     a  material  breach  by  the
         Company of its obligations under this Agreement;

                                            (2)      the assignment to Executive
         of duties that are materially inconsistent with, or that constitute a material alteration in the status of his responsibilities set forth in this Agreement, as an Executive of the Company;

                                            (3)      a  non-voluntary  reduction
         by the Company of Executive's Base Salary below the Base Salary set forth in Paragraph 4;

                                            (4)     without Executive's consent,
         the transfer or relocation of Executive's place of employment to any place other than the Salt Lake City/Provo metropolitan area, except for reasonable travel on the business of the Company; or

                                            (5)     upon the  consummation  of a
         sale of all or substantially all of the assets of the Company not in the usual or regular course of the business of the Company in which sale the acquiring company did not assume all of the obligations of the Company under this Agreement.

                  12. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses, which have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). For a period

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         of five years after termination of the Executive's  employment with the
         Company, the Executive shall not, without prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under the provisions of this Agreement.

           13.             Inventions.

                           (a) Assignment. Without further consideration, the Executive shall fully and promptly report to the Company all ideas, concepts, inventions, discoveries, formulas, and designs conceived or produced by the Executive at any time during the Period of Employment relating to the Company's trade or business, whether alone or with others and whether patentable or unpatentable (collectively, "Inventions" pertaining directly or indirectly to the business of the Company as conducted by the Executive at any time during the Employment Period) and shall assign and hereby does assign to the Company or its nominee the Executive's entire right, title and interest in and to all such Inventions.

                           (b) Cooperation. The Executive shall take all reasonable action requested by the Company to protect or obtain title to any and all United States and/or foreign patents on any such Inventions, including execution and delivery of all applications, assignments and other documents deemed necessary or desirable by the Company, provided the Company shall reimburse the Executive for all expenses incurred by the Executive in connection with such execution and delivery.

                  14.Non-Competition after Termination.

                           (a) Acknowledgment. The Executive acknowledges that his services and responsibilities are of a particular significance to the Company and that his position with the Company does and will continue to give him an intimate knowledge of its business. Because of this, it is important to the Company that the Executive be restricted from competing with the Company in the event of the termination of his employment.

                           (b) Agreement. The Executive agrees that, in addition to any other limitations, for a period of two (2) years after the termination of his employment under this Agreement, the Executive will not directly or indirectly compete with the Company or its business.

                  15. Severance Pay. Except in the case of (1) termination for Cause under Paragraph 11(a)(iii) above or (2) upon 30 days notice at the end of the Period of Employment under Paragraph 9(a) above, if the Executive does not continue in the employ of the Company after the termination of this Agreement, whether or not the Executive is offered continued employment by the Company, Company shall pay to Executive, no later than two months after termination, the sum of one year's annual base salary and options will continue to vest as per the schedule set forth in paragraph 7(d) above. The Executive shall not be required to mitigate the amount of the payment provided for in this section by seeking other employment or otherwise; nor shall the

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         amount of the  payment  be reduced  by any  compensation  earned by the
         Executive as the result of employment by another employer after termination or otherwise.

                  16. Indemnification. Subject to the Company's Certificate of Incorporation, Articles, and By-Laws, as from time to time amended, the Company shall release, indemnify and hold harmless the Executive against and from any and all loss, claims, actions or suits, including costs and attorney's fees, both at trial and on appeal, resulting from, or arising out of or in any way connected with the Executive's acts as an Executive of the Company. The Company shall keep in effect directors and officers liability insurance comparable to the policy in effect as of the Effective Date.

                  17. Miscellaneous. Any notice or other communications required or permitted to be given to the parties hereto shall be deemed to have been given when received, addressed as follows ( or at such other address as the party addressed may have substituted by notice pursuant to this Section):

                  (a)      If to the Company:

                                    3280 North Frontage Road
                                    Lehi, Utah  84043
                                    Attention: Compensation Committee Chairman


                  (b)      If to Executive:

                                    Kirk A. Benson
                                    4184 West Alpine Cove Drive
                                    Alpine, Utah  84004

                  18. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Utah.

                           IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the date written above.

         Covol Technologies Inc.:                      Executive:




By:      /s/ Raymond Weller                            /s/ Kirk A. Benson
Name:    Raymond Weller                                Kirk A. Benson
Title:   Compensation Committee / Director


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